Exhibit 99.3

Talking Points About Our Partnership With WSFS Bank

Announcement

•	We announced that we’ve signed a definitive agreement to merge Alliance Bank into WSFS Bank.
•	As two longstanding financial institutions with strong footholds in the Delaware Valley, this partnership will strengthen our collective ability to serve our community.
•	WSFS Bank is the largest and oldest bank and trust company headquartered in the Delaware Valley. WSFS is the seventh oldest bank in the United States continuously operating under the same name. Since 1832, WSFS has kept its tradition of helping citizens safeguard and increase their savings, along with providing families and businesses with a wide range of banking services.
•	WSFS provides comprehensive financial services including commercial banking, retail banking and trust and wealth management.

Transaction Notes of Interest

•	Based on WSFS Bank’s current Pennsylvania presence, their intention is to keep all Alliance Branches open as part of this transaction. Following the merger, our Customers will have access to 52 branches (38 in Delaware and 14 in Pennsylvania).
•	Transactions like this often have overlapping positions and there will be some displacements. All Human Capital decisions will be communicated no later than June 1, 2015. We are working with our partners at WSFS Bank to make those determinations over the next several months. Everyone will be given opportunities throughout WSFS’ 44 branches, as well as at their other offices and divisions. For those ultimately displaced, WSFS Bank will work closely with those individuals; severance and outplacement assistance will be provided up to six months based on years of service.

Timing and Approvals

•	The transaction will likely close early in 4Q 2015.
•	We’ll be working together over that period to further cultivate our partnership and mutually forge the path ahead.

Why is this good?

•	We share a culture of commitment to our Customers, Communities, and Associates.
•	We will be providing more options to help Customers manage and grow their money, with cash management tools, wealth management services, commercial banking services, robust online and mobile banking products, and a vast regional network of over 450 WSFS branded surcharge-free ATMs across the region.
•	Career opportunities and personal growth
•	WSFS offers a 401(k) matching program

•	For all employees that stay, your Alliance Bank years of service will carry over

FOR INTERNAL USE ONLY

Integration of Alliance Bank and WSFS Bank

•	We will work together for a smooth integration. Given the fact that WSFS has done this before successfully, we are confident it will be a seamless process.

WSFS Branch & LPO Locations

FOR INTERNAL USE ONLY

Important Additional Information and Where to Find It

In connection with the proposed merger, WSFS will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Alliance and a prospectus of WSFS, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF ALLIANCE ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about WSFS and Alliance, may be obtained at the SEC’s Internet site (http://www.sec.gov), when they are filed. You will also be able to obtain these documents, when they are filed, free of charge, from WSFS at www.wsfsbank.com under the heading “About WSFS” and then under the heading “Investor Relations” and then under “SEC Filings” or from Alliance by accessing Alliance’s website at www.allianceanytime.com under the heading “Stockholder Information” and then, when it becomes available, under “Corporate and Market Information”. Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to WSFS Financial Corporation, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801, Attention: Corporate Secretary, Telephone: (302) 792-6000 or to Alliance Bancorp Inc. of Pennsylvania, 541 Lawrence Road, Broomall, Pennsylvania 19008, Attention: Corporate Secretary, Telephone: (610) 353-2900.

Alliance and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Alliance in connection with the proposed merger. Information about the directors and executive officers of Alliance and their ownership of Alliance common stock is set forth in the proxy statement for Alliance’s 2014 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 19, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

FOR INTERNAL USE ONLY